CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference of our firm under the caption "Independent Registered Public Accounting Firm and Legal Counsel" in the Statement of Additional Information and to the use of our report dated February 25, 2011 on O'Connor Fund of Funds:  Multi-Strategy which is included in this Registration Statement (Form N-2 No. 333-170913; 811-22500).

                                                                           /s/ ERNST & YOUNG LLP

New York, New York
February 25, 2011